United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2010
(Date of Report)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2010, the Board of Directors (the “Board”) of Ultralife Corporation (the “Company”), on the recommendation of the Board’s Governance Committee, elected Thomas L. Saeli to the Board.  Mr. Saeli will stand for re-election to the Board with the Company’s other director nominees at the Company’s annual meeting of shareholders on June 8, 2010.  The Board expects to appoint Mr. Saeli to the Board’s Audit and Finance Committee and Strategy and Corporate Development Committee.

The Board has determined that Mr. Saeli is an independent director under NASDAQ governance standards.  There was no arrangement or understanding between Mr. Saeli and any other persons pursuant to which Mr. Saeli was selected as a director.  As of the date of this Current Report on Form 8-K, neither Mr. Saeli nor any of his immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Saeli will be entitled to the same compensation as the other non-employee directors who serve on the Board, as previously described in the Company’s filings with the Securities and Exchange Commission.

A copy of the press release announcing Mr. Saeli’s election to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 11, 2010	ULTRALIFE CORPORATION

/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer & Treasurer